Exhibit 10.18

Precision Optics Corporation

CONFIDENTIAL

Memo

To:	Dan Habhegger
From:	Joe Forkey
Date:	November 27, 2019	POC: 19-0062
Subject:	Promotion to CFO

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In recognition of the quality and extent of the work you have done in the roughly three months since you started at Precision Optics, I am pleased to offer you the position of Precision Optics Corporation’s Chief Financial Officer, effective December 2, 2019. If you accept this position, you will be required to perform all duties of the Company’s CFO, including, but not limited to, the following:

•	Manage the Company’s Accounting department and all accounting related activities
•	Prepare monthly / quarterly / yearly financial statements
•	Prepare SEC required filings, coordinate associated audits, and approve filings as the Company’s Principal Accounting Officer
•	Maintain and update accounting software systems
•	Administer employee benefits
•	Prepare budgets and forecasts
•	Analyze Company sales, operations, margins, etc with the goal of improving Company profitability
•	Act as Corporate Secretary
•	Support the CEO and Board of Directors in their interactions with investors and shareholders
•	Various other projects and duties as assigned by the Company CEO

If you accept this position, your annual salary will increase to $170,000. All other benefits and compensation will remain the same.

This offer and your response are not meant to constitute a contract of employment for a specific term. This means that you retain the right to terminate your employment at any time and the Company will retain a similar right. However, if your position in the Company is involuntarily terminated within six (6) months after a “Change in Ownership” for a reason other than “Cause”, the Company will give you six (6) months’ notice or payment in lieu of notice at your then current salary rate.

If you agree to this promotion and the associated terms identified in this memo, please sign and date below.

/s/ Daniel S. Habhegger	12/2/2019
Daniel S. Habhegger	Date